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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 10, 1998 (except for Note 1 and the last paragraph of Note 3 which are as of May 14, 1998), relating to the financial statements of Workflow Management, Inc. at April 30, 1996 and April 26, 1997 and for the year ended December 31, 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended April 30, 1995, the four month period ended April 30, 1996 and the year ended April 26, 1997 listed as
Exhibit 99.1 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Minneapolis, MN
June 3, 1998